UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 2, 2025

Crown Crafts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(225) 647-9100

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRWS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2025, Crown Crafts, Inc. (the “Company”) and its subsidiaries entered into a letter agreement (the “Letter Agreement”) with The CIT Group/Commercial Services, Inc. (“CIT”) with respect to the Financing Agreement, dated July 11, 2006, between the Company, its subsidiaries and CIT, as supplemented, amended and restated from time to time (the “Financing Agreement”). Pursuant to the Letter Agreement, CIT waives the Company’s non-compliance with the fixed charge coverage ratio required under the Financing Agreement with respect to the Company’s fiscal quarters ended September 29, 2024 and December 29, 2024.

In addition, the Letter Agreement modifies the Financing Agreement by changing the Excess Availability (as defined in the Financing Agreement) required to be maintained by the Company with respect to its revolving line of credit under the Financing Agreement to $7,000,000.00 (from 50% of the outstanding balance of the Company’s term loan under the Financing Agreement). Upon notice to the Company, CIT may reverse such modification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN CRAFTS, INC.

Date: January 3, 2025	/s/ Craig J. Demarest
CRAIG J. DEMAREST
Vice President and Chief Financial Officer